Exhibit 99.1

Exhibit 99.1 PRESS RELEASE ATLANTIC CAPITAL BANCSHARES, INC. REPORTS FIRST QUARTER 2021 RESULTS Atlanta, GA – April 22, 2021 – Atlantic Capital Bancshares, Inc. (NASDAQ: ACBI) announced net income for the quarter ended March 31, 2021 of $13.4 million, or $0.65 per diluted share, compared to $2.2 million, or $0.10 per diluted share, for the first quarter of 2020 and $10.0 million, or $0.48 per diluted share, for the fourth quarter of 2020. “Atlantic Capital reported another quarter of strong revenue growth despite lower interest rates and soft loan demand. As the economic recovery has gained strength, our borrowers’ performance has improved which has resulted in a reduction in the allowance for credit losses. We anticipate these trends in revenue growth and credit quality improvement to continue over the balance of the year,” remarked Douglas Williams, President and Chief Executive Officer. First Quarter Highlights(1)  Total assets of $3.7 billion, compared to $3.6 billion at December 31, 2020 and $2.7 billion at March 31, 2020.  Loans held for investment increased $51.2 million, or 9% annualized, from December 31, 2020 and increased $367.9 million, or 19%, from March 31, 2020.  Quarterly average deposits increased $282.5 million, or 39% annualized, compared to the fourth quarter of 2020 and increased $902.4 million, or 40%, compared to the first quarter of 2020.  Cost of deposits decreased to 0.12% from 0.16% in the fourth quarter of 2020 and from 0.75% in the first quarter of 2020.  Tangible book value per share increased to $15.74 from $15.62 at December 31, 2020 and from $14.54 at March 31, 2020.  Annualized net charge-offs to average loans totaled 0.04% for the first quarter of 2021 and non-performing assets to total assets were 0.06% at March 31, 2021.  The allowance for credit losses was 1.31% of total loans held for investment at March 31, 2021, compared to 1.55% at December 31, 2020.  Repurchased 222,000 shares in the first quarter of 2021 totaling $4.2 million at an average price of $18.87. As of March 31, 2021, approximately $3.1 million remained from our $25 million share repurchase program. Income Statement Taxable equivalent net interest income totaled $23.7 million for the first quarter of 2021, an increase of $2.5 million, or 12%, from the first quarter of 2020, and an increase of $721,000, or 13% annualized, from the fourth quarter of 2020. The first quarter of 2021 included $2.2 million in Paycheck Protection Program (“PPP”) loan income compared to $2.3 million in the fourth quarter of 2020. Taxable equivalent net interest margin was 2.81% in the first quarter of 2021, compared to 3.41% in the first quarter of 2020 and 2.91% in the fourth quarter of 2020. The linked quarter decrease in net interest margin was primarily due to the impact of the increase in deposits and corresponding increase in cash balances. The yield on loans in the first quarter of 2021 was 3.89%, a decrease of 88 basis points from the first quarter of 2020 and unchanged from the fourth quarter of 2020. Excluding the PPP loans, the first quarter of 2021 loan yield was 3.83%, a decrease of 3 basis points compared to the fourth quarter of 2020. The cost of deposits in the first quarter of 2021 was 0.12%, a decrease of 63 basis points from the first quarter of 2020 and a decrease of 4 basis points from the fourth quarter of 2020. The cost of interest bearing deposits decreased 90 basis points to 0.19% from the first quarter of 2020, and decreased 6 basis points from the fourth quarter of 2020. In the first quarter of 2021, we recorded a negative provision for credit losses of $4.5 million compared to a provision for credit losses of $8.1 million in the first quarter of 2020 and $481,000 in the fourth quarter of 2020. The first quarter of (1) Commentary is on a fully taxable-equivalent basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a tax equivalent basis, net interest income and net interest margin are provided on a fully taxable-equivalent basis, which generally assumes a 21% marginal tax rate. We provide detailed reconciliations in the Non-GAAP Performance and Financial Measures Reconciliation table on page 11.

2021 provision for credit losses included a negative provision for loan losses of $4.1 million and a negative provision for unfunded commitments of $445,000. Noninterest income totaled $3.6 million in the first quarter of 2021 compared to $2.4 million in the first quarter of 2020 and $3.0 million in the fourth quarter of 2020. Service charge income in the first quarter of 2021 totaled $1.7 million, an increase of $431,000 compared to the first quarter of 2020, and an increase of $322,000 from the fourth quarter of 2020. The increase in service charge income was primarily due to growth in our payments, fintech and private capital solution businesses. SBA income in the first quarter of 2021 totaled $1.2 million, compared to $414,000 in the first quarter of 2020 and $1.0 million in the fourth quarter of 2020. The increase was primarily from higher SBA origination volume and higher SBA premiums in the secondary market. Noninterest expense totaled $15.1 million in the first quarter of 2021, compared to $12.9 million in the first quarter of 2020 and $13.2 million in the fourth quarter of 2020. Salaries and employee benefits expense totaled $10.4 million in the first quarter of 2021, an increase of $2.0 million compared to the fourth quarter of 2020. Salaries and employee benefits expense in the first quarter of 2021 included approximately a $700,000 seasonal increase in benefit costs and $255,000 in contract labor expense for PPP round two loan processing. In addition, the first quarter of 2021 included an increase in short-term and long-term incentive costs, along with the partial impact of eight net new hires and merit increases during the quarter. Professional services expense in the first quarter totaled $922,000 and included approximately $200,000 in consulting expense for PPP round two loan processing and PPP round one loan forgiveness. Balance Sheet Total loans held for investment were $2.3 billion at March 31, 2021, an increase of $367.9 million, or 19%, from March 31, 2020 and an increase of $51.8 million, or 9% annualized, from December 31, 2020. PPP loans totaled $218.8 million at March 31, 2021, an increase of $26.6 million compared to December 31, 2020, and included $72.8 million in new round two PPP loans offset by $46.2 million in forgiven round one PPP loans. The allowance for credit losses was 1.31% of total loans held for investment at March 31, 2021, compared to 1.55% at December 31, 2020. The decrease in the allowance was a result of an improvement in the new Current Expected Credit Losses, or CECL economic forecast along with credit rating upgrades for criticized and classified loans. Excluding the impact of PPP loans, the allowance for credit losses at March 31, 2021 was 1.45%, compared to 1.70% at December 31, 2020. Total average deposits were $3.2 billion for the first quarter of 2021, an increase of $902.4 million, or 40%, from the first quarter of 2020 and an increase of $282.5 million, or 39% annualized, from the fourth quarter of 2020. Average noninterest bearing deposits were $1.1 billion for the first quarter of 2021, an increase of $423.5 million, or 59%, from the first quarter of 2020 and an increase of $159.5 million, or 66% annualized, from the fourth quarter of 2020. Noninterest bearing deposits were 36.0% of total average deposits in the first quarter of 2021, compared to 31.6% in the first quarter of 2020 and 34.0% in the fourth quarter of 2020. Tangible common equity to tangible assets decreased to 8.6% at March 31, 2021 compared to 8.9% at December 31, 2020, due to the impact from the first quarter growth in deposits and its corresponding increase on the level of total tangible assets. Cash and cash equivalents were $645.8 million and total assets were $3.7 billion at March 31, 2021 compared to cash and cash equivalents of $142.4 million and total assets of $2.7 billion at March 31, 2020. Earnings Conference Call Atlantic Capital will host a conference call at 1:00 p.m. ET on Friday, April 23, 2021, to discuss the financial results for the quarter ended March 31, 2021. Individuals wishing to participate in the conference call may do so by dialing 833-685- 0902 from the United States. The call will also be available live via webcast on the Investor Relations page of our website, www.atlanticcapitalbank.com. A presentation will be used during the earnings conference call and is available at https://atlanticcapitalbank.q4ir.com/news-market-data/presentations/default.aspx. 2

Non-GAAP Financial Me asures Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Atlantic Capital management uses non-GAAP financial measures, including: (i) taxable equivalent interest income; (ii) taxable equivalent net interest income; (iii) loan yield excluding PPP loans; (iv) taxable equivalent net interest margin; (v) taxable equivalent net interest margin excluding PPP loans; (vi) taxable equivalent income before income taxes; (vii) taxable equivalent income tax expense; (viii) tangible common equity to tangible assets; (ix) tangible book value per common share, and (x) allowance for credit losses to loans held for investment excluding PPP loans, in our analysis of the Company's performance. Tangible common equity excludes goodwill from shareholders' equity. Management believes that non-GAAP financial measures provide a greater understanding of ongoing performance and operations and enhance comparability with prior periods. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as determined in accordance with GAAP, and investors should consider Atlantic Capital’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP. Non-GAAP financial measures may not be comparable to non- GAAP financial measures presented by other companies. Forward-Looking Statements This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically id entified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” “strive,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, the impact of COVID-19 on operations, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K. Please refer to the SEC’s website at www.sec.gov where you can review those documents. About Atlantic Capital Bancshares Atlantic Capital Bancshares, Inc. is a $3.7 billion publicly traded bank holding company headquartered in Atlanta, Georgia. Atlantic Capital offers commercial and not-for-profit banking services, specialty corporate financial services, private banking services and commercial real estate finance solutions to privately held companies and individuals in the Atlanta area, as well as payments and other specialized financial services for select clients nationally. Media Contact: Financial Contact: Ashley Carson Patrick Oakes Email: ashley.carson@atlcapbank.com Email: patrick.oakes@atlcapbank.com Phone: 404-995-6050 Phone: 404-995-6050 (ACB-ER) 3

ATLANTIC CAPITAL BANCSHARES, INC.
Selected Financial Information

(in thousands, except share and per share data; taxable equivalent)	2021 First Quarter	2020 Fourth Quarter	2020 Third Quarter	2020 Second Quarter	2020 First Quarter	First Quarter 2021 to 2020
INCOME SUMMARY						
Interest income - taxable equivalent[1]	$ 25,775	$ 25,288	$ 24,578	$ 24,151	$ 26,246	(2) %
Interest expense	2,065	2,299	2,515	2,166	5,043	(59)
Net interest income - taxable equivalent	23,710	22,989	22,063	21,985	21,203	12
Provision for credit losses	(4,519)	481	28	8,863	8,074	(156)
Net interest income after provision for credit losses	28,229	22,508	22,035	13,122	13,129	115
Noninterest income	3,562	3,016	2,504	2,343	2,422	47
Noninterest expense	15,149	13,164	13,713	12,904	12,877	18
Income before income taxes	16,642	12,360	10,826	2,561	2,674	522
Income tax expense	3,280	2,410	2,208	712	550	496
Net income[1][2]	**$ 13,362**	**$ 9,950**	**$ 8,618**	**$ 1,849**	**$ 2,124**	**529 %**
PER SHARE DATA						
Diluted earnings per share	$ 0.65	$ 0.48	$ 0.40	$ 0.09	$ 0.10	
Book value per share	16.72	16.60	16.05	15.64	15.47	
Tangible book value per common share[2]	15.74	15.62	15.11	14.72	14.54	
PERFORMANCE MEASURES						
Return on average equity	15.99 %	11.68 %	10.05 %	2.20 %	2.56 %	
Return on average assets	1.50	1.19	1.15	0.25	0.32	
Taxable equivalent net interest margin	2.81	2.91	3.14	3.23	3.41	
Taxable equivalent net interest margin excluding PPP loans	2.70	2.81	3.18	3.35	3.41	
Efficiency ratio	56.30	51.30	56.61	53.82	55.03	
Average loans to average deposits	71.93	76.81	88.65	88.46	83.84	
CAPITAL						
Average equity to average assets	9.39 %	10.18 %	11.45 %	11.53 %	12.41 %	
Tangible common equity to tangible assets	8.63	8.86	11.03	11.01	11.57	
Leverage ratio	8.4 [3]	8.9	9.9	9.9	10.7	
Total risk based capital ratio	16.4 [3]	16.1	16.9	14.8	14.9	
SHARES OUTSTANDING						
Number of common shares outstanding - basic	20,354,077	20,394,912	21,202,783	21,477,631	21,479,986	
Number of common shares outstanding - diluted	20,617,188	20,492,542	21,298,098	21,569,050	21,675,934	
Average number of common shares - basic	20,380,066	20,711,089	21,500,735	21,472,462	21,689,038	
Average number of common shares - diluted	20,502,184	20,795,332	21,543,805	21,535,040	21,842,175	
ASSET QUALITY						
Allowance for credit losses to loans held for investment	1.31 %	1.55 %	1.59 %	1.61 %	1.43 %	
Net charge-offs to average loans[4]	0.04	0.05	0.06	0.29	0.04	
Non-performing assets to total assets	0.06	0.13	0.20	0.24	0.27	
AVERAGE BALANCES						
Total loans	$ 2,270,660	$ 2,207,956	$ 2,191,669	$ 2,131,847	$ 1,890,184	
Investment securities	579,547	491,134	453,382	462,850	417,971	
Total assets	3,611,417	3,328,719	2,977,444	2,932,716	2,686,266	
Deposits	3,156,906	2,874,402	2,472,218	2,409,958	2,254,505	
Shareholders' equity	338,990	338,948	341,017	338,027	333,480	
AT PERIOD END						
Loans and loans held for sale	$ 2,302,661	$ 2,249,036	$ 2,188,894	$ 2,185,847	$ 1,932,909	
Investment securities	613,236	535,579	446,706	457,749	466,405	
Total assets	3,732,668	3,615,617	2,923,977	2,890,622	2,719,658	
Deposits	3,277,692	3,161,508	2,468,722	2,407,631	2,225,119	
Shareholders' equity	340,328	338,586	340,309	335,980	332,300	

[1] Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.

[2] Excludes effect of acquisition related intangibles.

[3] Amounts are estimates as of March 31, 2021.

[4] Annualized.

4

ATLANTIC CAPITAL BANCSHARES, INC. Consolidated Balance Sheets (unaudited) (in thousands, except share data) ASSETS Cash and due from banks $ 32,850 $ 16,865 $ 27,536 Interest-bearing deposits in banks 612,966 636,537 114,829 Cash and cash equivalents 645,816 653,402 142,365 Investment securities available for sale 390,701 335,423 280,390 Investment securities held to maturity, net of allowance for credit losses of $14 at March 31, 2021, December 31, 2020 and March 31, 2020, respectively 222,535 200,156 186,015 Other investments 24,709 25,892 27,140 Loans held for sale 1,847 — — Loans held for investment 2,300,814 2,249,036 1,932,909 Less: allowance for loan losses (27,506) (31,818) (24,896) Loans held for investment, net 2,273,308 2,217,218 1,908,013 Premises and equipment, net 20,633 21,589 22,533 Bank owned life insurance 73,223 72,856 66,761 Goodwill 19,925 19,925 19,925 Other intangibles, net 2,688 2,731 2,785 Other real estate owned 16 16 779 Other assets 57,267 66,409 62,952 Total assets $ 3,732,668 $ 3,615,617 $ 2,719,658 LIABILITIES AND SHAREHOLDERS’ EQUITY Deposits: Noninterest-bearing demand $ 1,280,524 $ 1,033,765 $ 712,919 Interest-bearing checking 485,540 760,638 368,463 Savings 562 625 567 Money market 1,142,361 1,030,753 982,109 Time 294,129 241,328 66,793 Brokered deposits 74,576 94,399 94,268 Total deposits 3,277,692 3,161,508 2,225,119 Federal funds purchased — — 75,000 Long-term debt 73,878 73,807 49,916 Other liabilities 40,770 41,716 37,323 Total liabilities 3,392,340 3,277,031 2,387,358 SHAREHOLDERS’ EQUITY Preferred stock, no par value; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2021, December 31, 2020 and March 31, 2020 — — — Common stock, no par value; 100,000,000 shares authorized; 20,354,077, 20,394,912, and 21,479,986 shares issued and outstanding as of March 31, 2021, December 31, 2020 and March 31, 2020, respectively 207,047 209,942 224,233 Retained earnings 127,499 114,137 93,721 Accumulated other comprehensive income 5,782 14,507 14,346 Total shareholders’ equity 340,328 338,586 332,300 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 3,732,668 $ 3,615,617 $ 2,719,658 March 31, 2021 March 31, 2020 December 31, 2020 5

ATLANTIC CAPITAL BANCSHARES, INC. Consolidated Statements of Income (unaudited) (in thousands, except share and per share data) INTEREST INCOME Loans, including fees $ 21,769 $ 21,609 $ 21,049 $ 20,496 $ 22,426 Investment securities 3,374 3,000 2,910 3,041 2,732 Interest and dividends on other interest‑earning assets 267 334 274 260 865 Total interest income 25,410 24,943 24,233 23,797 26,023 INTEREST EXPENSE Interest on deposits 971 1,188 1,151 1,299 4,182 Interest on Federal Home Loan Bank advances — — 16 38 — Interest on federal funds purchased and securities sold under agreements to repurchase — — 3 6 32 Interest on long-term debt 1,094 1,111 1,345 823 829 Total interest expense 2,065 2,299 2,515 2,166 5,043 NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES 23,345 22,644 21,718 21,631 20,980 Provision for credit losses (4,519) 481 28 8,863 8,074 NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES 27,864 22,163 21,690 12,768 12,906 NONINTEREST INCOME Service charges 1,663 1,341 1,217 1,081 1,232 Gains (losses) on sale of securities 2 (23) — — — (Losses) gains on sale of other assets — (6) (145) — 5 Derivatives income (loss) 47 11 10 (10) 246 Bank owned life insurance 391 368 363 367 362 SBA lending activities 1,225 1,015 893 782 414 Other noninterest income 234 310 166 123 163 Total noninterest income 3,562 3,016 2,504 2,343 2,422 NONINTEREST EXPENSE Salaries and employee benefits 10,421 8,437 8,850 8,466 8,476 Occupancy 734 767 739 883 794 Equipment and software 774 969 826 763 779 Professional services 922 686 562 792 705 Communications and data processing 792 789 757 670 897 Marketing and business development 108 144 141 79 153 Travel, meals and entertainment 10 14 39 34 140 FDIC premiums 275 241 213 175 — Other noninterest expense 1,113 1,117 1,586 1,042 933 Total noninterest expense 15,149 13,164 13,713 12,904 12,877 INCOME BEFORE PROVISION FOR INCOME TAXES 16,277 12,015 10,481 2,207 2,451 Provision for income taxes 2,915 2,065 1,863 358 327 NET INCOME $ 13,362 $ 9,950 $ 8,618 $ 1,849 $ 2,124 Net income per common share - basic $ 0.66 $ 0.48 $ 0.40 $ 0.09 $ 0.10 Net income per common share - diluted $ 0.65 $ 0.48 $ 0.40 $ 0.09 $ 0.10 Weighted average shares - basic 20,380,066 20,711,089 21,500,735 21,472,462 21,689,038 Weighted average shares - diluted 20,502,184 20,795,332 21,543,805 21,535,040 21,842,175 Three months ended 2020 March 31, 2021 September 30, 2020 March 31, 2020 June 30, December 31, 2020 6

ATLANTIC CAPITAL BANCSHARES, INC.
Average Balance Sheets and Net Interest Margin Analysis
Selected Financial Information

	Three months ended					
	March 31, 2021			December 31, 2020		
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate
Assets						
Interest bearing deposits in other banks	$ 561,809	$ 168	0.12 %	$ 435,939	$ 141	0.13 %
Investment securities:						
Taxable investment securities	356,250	1,898	2.16	275,872	1,587	2.29
Non-taxable investment securities [(1)]	223,297	1,841	3.34	215,262	1,758	3.25
Total investment securities	579,547	3,739	2.62	491,134	3,345	2.71
Loans	2,270,660	21,769	3.89	2,207,956	21,609	3.89
FHLB and FRB stock	12,701	99	3.17	12,699	193	6.05
Total interest-earning assets	3,424,717	25,775	3.05	3,147,728	25,288	3.20
Non-earning assets	186,700			180,991		
Total assets	$ 3,611,417			$ 3,328,719		
Liabilities						
Interest bearing deposits:						
NOW, money market, and savings	1,662,097	834	0.20	1,585,928	1,043	0.26
Time deposits	273,615	74	0.11	221,792	72	0.13
Brokered deposits	84,663	63	0.30	89,673	73	0.32
Total interest-bearing deposits	2,020,375	971	0.19	1,897,393	1,188	0.25
Total long-term debt	73,830	1,094	6.01	73,811	1,111	5.99
Total interest-bearing liabilities	2,094,205	2,065	0.40	1,971,204	2,299	0.46
Demand deposits	1,136,531			977,009		
Other liabilities	41,691			41,558		
Shareholders' equity	338,990			338,948		
Total liabilities and shareholders' equity	$ 3,611,417			$ 3,328,719		
Net interest spread			2.65 %			2.73 %
Net interest income and net interest margin [(2)]		$ 23,710	2.81 %		$ 22,989	2.91 %
Non-taxable equivalent net interest margin			2.76 %			2.86 %

[(1)] Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
[(2)] Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

	Three months ended					
	March 31, 2021			March 31, 2020		
(dollars in thousands; taxable equivalent)	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate	Average Balance	Interest Income/ Expense	Tax Equivalent Yield/Rate
Assets						
Interest bearing deposits in other banks	$ 561,809	$ 168	0.12 %	$ 177,063	$ 668	1.52 %
Other short-term investments	—	—	—	110	—	—
Investment securities:						
Taxable investment securities	356,250	1,898	2.16	253,937	1,680	2.66
Non-taxable investment securities [(1)]	223,297	1,841	3.34	164,034	1,275	3.13
Total investment securities	579,547	3,739	2.62	417,971	2,955	2.84
Loans	2,270,660	21,769	3.89	1,890,184	22,426	4.77
FHLB and FRB stock	12,701	99	3.17	12,678	197	6.25
Total interest-earning assets	3,424,717	25,775	3.05	2,498,006	26,246	4.23
Non-earning assets	186,700			188,260		
Total assets	$ 3,611,417			$ 2,686,266		
Liabilities						
Interest bearing deposits:						
NOW, money market, and savings	1,662,097	834	0.20	1,393,541	3,767	1.09
Time deposits	273,615	74	0.11	55,775	52	0.37
Brokered deposits	84,663	63	0.30	92,188	363	1.58
Total interest-bearing deposits	2,020,375	971	0.19	1,541,504	4,182	1.09
Total borrowings	—	—	—	11,703	32	1.10
Total long-term debt	73,830	1,094	6.01	49,888	829	6.68
Total interest-bearing liabilities	2,094,205	2,065	0.40	1,603,095	5,043	1.27
Demand deposits	1,136,531			713,001		
Other liabilities	41,691			36,690		
Shareholders' equity	338,990			333,480		
Total liabilities and shareholders' equity	$ 3,611,417			$ 2,686,266		
Net interest spread			2.65 %			2.96 %
Net interest income and net interest margin [(2)]		$ 23,710	2.81 %		$ 21,203	3.41 %
Non-taxable equivalent net interest margin			2.76 %			3.38 %

[(1)] Interest revenue on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
[(2)] Tax equivalent net interest income divided by total interest-earning assets using the appropriate day count convention based on the type of interest-earning asset.

7

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Loans

(dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	Linked Quarter Change	Year Over Year Change
Loans held for sale							
Loans held for sale	$ 1,847	$ —	$ 859	$ 1,153	$ —	$ 1,847	$ 1,847
Total loans held for sale	$ 1,847	$ —	$ 859	$ 1,153	$ —	$ 1,847	$ 1,847
Loans held for investment							
Commercial loans:							
Commercial and industrial - other	$ 735,287	$ 760,645	$ 712,567	$ 739,769	$ 760,062	$ (25,358)	$ (24,775)
Commercial and industrial - PPP	218,766	192,160	231,834	234,049	—	26,606	218,766
Commercial real estate:							
Multifamily	80,507	66,262	58,336	58,909	73,654	14,245	6,853
Owner occupied	381,018	373,689	364,170	366,847	359,026	7,329	21,992
Investment	480,566	469,150	458,279	474,565	477,451	11,416	3,115
Construction and land:							
1-4 family residential construction	1,578	1,171	—	11	2,706	407	(1,128)
Other construction, development, and land	141,218	144,424	139,836	128,980	124,116	(3,206)	17,102
Total commercial loans	2,038,940	2,007,501	1,965,022	2,003,130	1,797,015	31,439	241,925
Residential:							
Residential mortgages	31,817	33,783	29,460	32,327	31,761	(1,966)	56
Home equity	26,293	25,443	24,528	23,689	23,479	850	2,814
Total residential loans	58,110	59,226	53,988	56,016	55,240	(1,116)	2,870
Consumer	203,176	176,066	154,916	113,149	58,164	27,110	145,012
Other	7,689	13,897	22,777	22,160	25,488	(6,208)	(17,799)
	2,307,915	2,256,690	2,196,703	2,194,455	1,935,907	51,225	372,008
Less net deferred fees and other unearned income	(7,101)	(7,654)	(8,668)	(9,761)	(2,998)	553	(4,103)
Total loans held for investment	$ 2,300,814	$ 2,249,036	$ 2,188,035	$ 2,184,694	$ 1,932,909	$ 51,778	$ 367,905
Total loans	$ 2,302,661	$ 2,249,036	$ 2,188,894	$ 2,185,847	$ 1,932,909	$ 53,625	$ 369,752
Total unfunded commitments	$ 789,869	$ 813,757	$ 764,247	$ 749,321	$ 689,620	$ (23,888)	$ 100,249

8

ATLANTIC CAPITAL BANCSHARES, INC.
Allowance for Credit Losses Activity and Credit Quality

	2021	2020			
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Allowance for loan losses					
Balance at beginning of period	$ 31,818	$ 31,894	$ 31,605	$ 24,896	$ 18,535
Adoption of ASU 2016-13	—	—	—	—	(854)
Provision for loan losses	(4,074)	225	636	8,222	7,409
Loans charged-off:					
Commercial and industrial	(288)	(401)	(404)	(1,479)	(18)
Commercial real estate	—	—	—	—	(78)
Construction and land	—	—	—	—	—
Residential mortgages	—	—	—	(36)	—
Home equity	—	—	—	—	(125)
Consumer	—	—	—	—	—
Other	—	—	—	—	—
Total loans charged-off	(288)	(401)	(404)	(1,515)	(221)
Recoveries on loans previously charged-off:					
Commercial and industrial	50	37	56	1	—
Commercial real estate	—	44	—	—	18
Construction and land	—	18	—	—	—
Residential mortgages	—	—	—	—	1
Home equity	—	—	—	—	—
Consumer	—	1	1	1	8
Other	—	—	—	—	—
Total recoveries	50	100	57	2	27
Net charge-offs	$ (238)	$ (301)	$ (347)	$ (1,513)	$ (194)
Balance at period end	$ 27,506	$ 31,818	$ 31,894	$ 31,605	$ 24,896
Allowance for unfunded commitments					
Balance at beginning of period	$ 3,128	$ 2,871	$ 3,480	$ 2,838	$ 892
Adoption of ASU 2016-13	—	—	—	—	1,275
Provision for unfunded commitments	(445)	257	(609)	642	671
Balance at period end	$ 2,683	$ 3,128	$ 2,871	$ 3,480	$ 2,838
Total allowance for credit losses - loans and unfunded commitments	$ 30,189	$ 34,946	$ 34,765	$ 35,085	$ 27,734
Provision for credit losses under CECL					
Provision for loan losses	(4,074)	225	636	8,222	7,409
Provision for securities held to maturity credit losses	-	(1)	1	(1)	(6)
Provision for unfunded commitments	(445)	257	(609)	642	671
Total provision for credit losses	$ (4,519)	$ 481	$ 28	$ 8,863	$ 8,074
Non-performing loans	$ 2,056	$ 4,862	$ 5,421	$ 6,265	$ 6,515
Foreclosed properties (OREO)	16	16	563	779	779
Total nonperforming assets	$ 2,072	$ 4,878	$ 5,984	$ 7,044	$ 7,294
Allowance for loan losses to loans held for investment	1.20 %	1.41 %	1.46 %	1.45 %	1.29 %
Allowance for credit losses to loans held for investment	1.31 %	1.55 %	1.59 %	1.61 %	1.43 %
Allowance for credit losses to loans held for investment excluding PPP loans	1.45 %	1.70 %	1.78 %	1.80 %	1.43 %
Net charge-offs to average loans [(1)]	0.04	0.05	0.06	0.29	0.04
Non-performing loans as a percentage of total loans	0.09 %	0.22 %	0.25 %	0.29 %	0.34 %
Non-performing assets as a percentage of total assets	0.06 %	0.13 %	0.20 %	0.24 %	0.27 %

[(1)] Annualized.

9

ATLANTIC CAPITAL BANCSHARES, INC.
Period End Deposits

(dollars in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	Linked Quarter Change	Year Over Year Change
DDA	$ 1,280,524	$ 1,033,765	$ 843,656	$ 883,662	$ 712,919	$ 246,759	$ 567,605
NOW	485,540	760,638	387,858	449,737	368,463	(275,098)	117,077
Savings	562	625	568	583	567	(63)	(5)
Money market	1,142,361	1,030,753	945,834	879,863	982,109	111,608	160,252
Time	294,129	241,328	196,343	131,353	66,793	52,801	227,336
Brokered	74,576	94,399	94,463	62,433	94,268	(19,823)	(19,692)
Total deposits	$ 3,277,692	$ 3,161,508	$ 2,468,722	$ 2,407,631	$ 2,225,119	$ 116,184	$ 1,052,573

Average Deposits

	2021	2020					
(dollars in thousands)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Linked Quarter Change	Q1 2021 vs Q1 2020
DDA	$ 1,136,531	$ 977,009	$ 854,715	$ 815,299	$ 713,001	$ 159,522	$ 423,530
NOW	618,701	558,967	440,734	462,051	382,178	59,734	236,523
Savings	587	614	586	574	650	(27)	(63)
Money market	1,042,809	1,026,347	942,062	952,444	1,010,713	16,462	32,096
Time	273,615	221,792	166,019	96,362	55,775	51,823	217,840
Brokered	84,663	89,673	68,102	83,228	92,188	(5,010)	(7,525)
Total deposits	$ 3,156,906	$ 2,874,402	$ 2,472,218	$ 2,409,958	$ 2,254,505	$ 282,504	$ 902,401
Noninterest bearing deposits as a percentage of average deposits	36.0 %	34.0 %	34.6 %	33.8 %	31.6 %		
Cost of interest-bearing deposits	0.19 %	0.25 %	0.28 %	0.33 %	1.09 %		
Cost of deposits	0.12 %	0.16 %	0.19 %	0.22 %	0.75 %		

10

ATLANTIC CAPITAL BANCSHARES, INC.
Non-GAAP Performance and Financial Measures Reconciliation

(in thousands, except share and per share data)	2021 First Quarter	2020 Fourth Quarter	2020 Third Quarter	2020 Second Quarter	2020 First Quarter
Taxable equivalent interest income reconciliation					
Interest income - GAAP	$ 25,410	$ 24,943	$ 24,233	$ 23,797	$ 26,023
Taxable equivalent adjustment	365	345	345	354	223
Interest income - taxable equivalent	$ 25,775	$ 25,288	$ 24,578	$ 24,151	$ 26,246
Taxable equivalent net interest income reconciliation					
Net interest income - GAAP	$ 23,345	$ 22,644	$ 21,718	$ 21,631	$ 20,980
Taxable equivalent adjustment	365	345	345	354	223
Net interest income - taxable equivalent	$ 23,710	$ 22,989	$ 22,063	$ 21,985	$ 21,203
Loan yield excluding PPP loans reconciliation					
Loan yield - GAAP	3.89 %	3.89 %	3.82 %	3.87 %	4.77 %
Impact of PPP loans	(0.06)	(0.03)	0.13	0.22	—
Loan yield excluding PPP loans	3.83 %	3.86 %	3.95 %	4.09 %	4.77 %
Taxable equivalent net interest margin reconciliation					
Net interest margin - GAAP	2.76 %	2.86 %	3.09 %	3.17 %	3.38 %
Impact of taxable equivalent adjustment	0.05	0.05	0.05	0.06	0.03
Net interest margin - taxable equivalent	2.81 %	2.91 %	3.14 %	3.23 %	3.41 %
Taxable equivalent net interest margin excluding PPP loans reconciliation					
Net interest margin - taxable equivalent	2.81 %	2.91 %	3.14 %	3.23 %	3.41 %
Impact of PPP loans	(0.11)	(0.10)	0.04	0.12	—
Net interest margin - taxable equivalent excluding PPP loans	2.70 %	2.81 %	3.18 %	3.35 %	3.41 %
Taxable equivalent income before income taxes reconciliation					
Income before income taxes - GAAP	$ 16,277	$ 12,015	$ 10,481	$ 2,207	$ 2,451
Taxable equivalent adjustment	365	345	345	354	223
Income before income taxes	$ 16,642	$ 12,360	$ 10,826	$ 2,561	$ 2,674
Taxable equivalent income tax expense reconciliation					
Income tax expense - GAAP	$ 2,915	$ 2,065	$ 1,863	$ 358	$ 327
Taxable equivalent adjustment	365	345	345	354	223
Income tax expense	$ 3,280	$ 2,410	$ 2,208	$ 712	$ 550
Tangible book value per common share reconciliation					
Total shareholders' equity	$ 340,328	$ 338,586	$ 340,309	$ 335,980	$ 332,300
Intangible assets	(19,925)	(19,925)	(19,925)	(19,925)	(19,925)
Total tangible common equity	$ 320,403	$ 318,661	$ 320,384	$ 316,055	$ 312,375
Common shares outstanding	20,354,077	20,394,912	21,202,783	21,477,631	21,479,986
Book value per common share - GAAP	$ 16.72	$ 16.60	$ 16.05	$ 15.64	$ 15.47
Tangible book value	15.74	15.62	15.11	14.72	14.54
Tangible common equity to tangible assets reconciliation					
Total shareholders' equity	$ 340,328	$ 338,586	$ 340,309	$ 335,980	$ 332,300
Intangible assets	(19,925)	(19,925)	(19,925)	(19,925)	(19,925)
Total tangible common equity	$ 320,403	$ 318,661	$ 320,384	$ 316,055	$ 312,375
Total assets	$ 3,732,668	$ 3,615,617	$ 2,923,977	$ 2,890,622	$ 2,719,658
Intangible assets	(19,925)	(19,925)	(19,925)	(19,925)	(19,925)
Total tangible assets	$ 3,712,743	$ 3,595,692	$ 2,904,052	$ 2,870,697	$ 2,699,733
Tangible common equity to tangible assets	8.63 %	8.86 %	11.03 %	11.01 %	11.57 %
Allowance for credit losses to loans held for investment reconciliation					
Total loans held for investment	$ 2,300,814	$ 2,249,036	$ 2,188,035	$ 2,184,694	$ 1,932,909
PPP loans	(218,766)	(192,160)	(231,834)	(234,049)	—
Total loans held for investment excluding PPP loans	$ 2,082,048	$ 2,056,876	$ 1,956,201	$ 1,950,645	$ 1,932,909
Allowance for credit losses to loans held for investment	1.31 %	1.55 %	1.59 %	1.61 %	1.43 %
Allowance for credit losses to loans held for investment excluding PPP loans	1.45 %	1.70 %	1.78 %	1.80 %	1.43 %

11